UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2017

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As advised during the third-quarter earnings call, Orchids Paper Products Company (the “Company” or “Orchids”) has been actively engaged in several retailer private-label bid-processes. Now, in an effort to provide additional and useful information to its shareholders, Orchids is announcing that it has been awarded a significant amount of new business in the form of bid awards from new and existing customers (the “Award”), pursuant to which converted-product cases may be ordered via purchase order. Winning bids included both conventional and structured tissue products expected to be produced in Orchid’s new plant in Barnwell, SC as well as the Pryor, OK facility. The Company anticipates that purchase orders under the Award may ultimately represent approximately a 35% increase in the annualized sales volume of converted-product cases, based on customer forecasts and relative to third quarter 2016 actual sales volumes, with full implementation in the third quarter of 2017.

Although there is no guarantee of volume, the common practice in the industry is to award business based on a bid process designated by the customer with clear volume expectations and timing for shipment communicated to the supplier as part of the award process. Orchids’ experience has been that volumes under purchase orders which it receives under winning bids generally approach the volumes identified in the Awards.

The Company expects purchase orders under the Award to be received in the first and second quarters of 2017 with fully implemented volumes shipped in the third quarter of 2017. Orchids has begun to receive purchase orders for late first quarter shipment with subsequent purchase orders expected in the second quarter of 2017. The majority of the awarded business will begin to ship in late second quarter 2017. The Company is currently in the process of art work approval, item set up, and production planning to meet targeted ship dates designated by the customers in order to meet these expectations. Orchids continues to actively participate in additional private-label bids, the results of which are expected to become known late in the first quarter of 2017, and sales, if awarded, to be advanced in the third and fourth quarters of 2017. Orchids anticipates discussing additional new business, if any, during its quarterly investors’ calls.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes statements that may constitute “forward looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of assumptions, risks, uncertainties and other factors, including (i) that the customers issue purchase orders for the volumes and within the time frames that the Company anticipates based upon the bid Awards, (ii) the Company’s ability to complete the construction project of our South Carolina facility and the installation and ramp up of the paper machine and converting lines, and (iii) the Company’s ability to deliver the converted products within the specifications and time required by applicable purchase orders, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors are discussed under the caption “Forward-Looking Statements” and “Risk Factors “in the Company’s Form 10-K for the year ended December 31, 2015 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: January 23, 2017	By:	/s/ Rodney D. Gloss
Rodney D. Gloss Chief Financial Officer